UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2013

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2013, AMAG Pharmaceuticals, Inc., or Company, announced that Lee F. Allen, M.D., Ph.D., Executive Vice President and Chief Medical Officer, is leaving the Company effective March 31, 2013 to pursue other opportunities. The Company has initiated a search for a new Chief Medical Officer to replace Dr. Allen.

Pursuant to the terms of his employment agreement with the Company and a retention agreement that the Company and Dr. Allen entered into on August 27, 2012, it is anticipated that the Company will enter into a Separation and Consulting Agreement with Dr. Allen pursuant to which he will receive twelve months of his current base salary in accordance with the Company’s normal payroll practices. Dr. Allen will also be paid or reimbursed for the premiums for continued health and dental benefits until the earlier of (i) six months from the date of employment termination, or (ii) the date Dr. Allen is provided with health and dental coverage by another employer’s health and dental plan. In addition, Dr. Allen will receive a cash bonus equal to his 2012 actual cash bonus, or $210,000, within sixty days after the U.S. Food & Drug Administration approval of the Company’s supplemental New Drug Application for the broad iron deficiency indication for Feraheme® (ferumoxytol) Injection for Intravenous use, provided such approval is obtained by March 31, 2014, and provided that Dr. Allen continues to serve at the time as a consultant of the Company.  Further, the Company will engage Dr. Allen as a consultant at a rate of $500 per hour until March 31, 2014. During such consulting period, Dr. Allen’s equity incentives with the Company will continue to vest in accordance with the regular vesting schedules provided in his equity incentive agreements.

The details of Dr. Allen’s employment arrangements were previously disclosed in the Company’s proxy statement made available to Company stockholders on or about April 18, 2012, and in the Company’s Current Report on Form 8-K, filed with the Commission on August 31, 2012, to which Dr. Allen’s retention agreement was filed as Exhibit 10.1, which details are incorporated herein by reference.  Further, Dr. Allen’s employment agreement, as amended, was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 4, 2013.

Item 7.01. Regulation FD.

On March 15, 2013, the Company, issued a press release announcing preliminary results from the Company’s IDA-303 study, an extension study which is part of its Phase III global registrational program for Feraheme for the treatment of patients with iron deficiency anemia regardless of the underlying cause and its intention to hold a conference call with respect to such preliminary results on March 15, 2013 at 8:00 a.m. EDT. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

In addition, the Company is furnishing 2012 Financial Results slides referenced in the March 15, 2013 conference call. A copy of the slides is being furnished as Exhibit 99.2 to this report.

The information furnished by the Company pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes the following exhibits:

99.1                                                Press Release dated March 15, 2013.

99.2                                                Slide desk of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
General Counsel and Senior Vice President of Legal Affairs

Date: March 15, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 15, 2013.
99.2	Slide desk of the Company.